Wells Fargo Company/Wells Fargo Finance LLC Form S-3/A

Exhibit 5(a)

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center ▼ 90 South Seventh Street

Minneapolis ▼ Minnesota 55402-3901

Phone +1 612 766 7000

Fax +1 612 766 1600

February 13, 2026

Wells Fargo & Company

333 Market Street

San Francisco, California 94105

Ladies and Gentlemen:

We have acted as counsel for Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the preparation of a Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and Wells Fargo Finance LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Wells Fargo Finance”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale by the Company from time to time of the following securities:

(i) unsecured unsubordinated debt securities of the Company in a form of a global security (the “Global Debt Securities”) or in a form of a master global security (the “Master Global Securities,” and, together with Global Debt Securities, the “Debt Securities”) to be filed and incorporated by reference into the Registration Statement, with appropriate insertions;

(ii) warrants of the Company for the purchase or sale of (1) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities or an index or indices of such securities, (2) currencies, (3) any other property or (4) any combination of the foregoing, in each case in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Warrants”);

(iii) purchase contracts of the Company for the purchase or sale of (1) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities or an index or indices of such securities, (2) currencies, (3) commodities, (4) exchange-traded funds, (5) any other property or (6) any combination of the foregoing, in each case in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Purchase Contracts”);

(iv) units of the Company consisting of any combination of Warrants, Purchase Contracts, Debt Securities issued by the Company or other securities of an entity affiliated or not affiliated with the Company or other property, in each case in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Units”, and together with the Debt Securities, the Warrants and the Purchase Contracts, the “Company Securities”); and

(v) guarantees by the Company of the following securities of Wells Fargo Finance:

(a) unsecured unsubordinated debt securities of Wells Fargo Finance in a form of a global security (the “Wells Fargo Finance Global Debt Securities”) or in a form of a master global security (the “Wells Fargo Finance Master Global Securities” and, together with the Wells Fargo Finance Global Debt Securities, the “Wells Fargo Finance Debt Securities”) to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Debt Security Guarantees”);

(b) warrants of Wells Fargo Finance for the purchase or sale of (1) securities issued by an entity not affiliated with the Company, (2) currencies, (3) other specified securities or (4) any combination of the foregoing, including indices or baskets thereof (the “Wells Fargo Finance Warrants”), in each case in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Warrant Guarantees”);

(c) purchase contracts of Wells Fargo Finance (the “Wells Fargo Finance Purchase Contracts”) for the purchase or sale of (1) securities issued by an entity not affiliated with the Company, (2) currencies, (3) commodities, (4) other specified securities or (5) any combination of the foregoing, including indices or baskets thereof, in each case in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Purchase Contract Guarantees”); and

(d) units consisting of any combination of Wells Fargo Finance Debt Securities, Wells Fargo Finance Warrants, Wells Fargo Finance Purchase Contracts or other securities of an entity affiliated or not affiliated with the Company (the “Wells Fargo Finance Units” and, together with the Wells Fargo Finance Debt Securities, the Wells Fargo Finance Warrants and the Wells Fargo Finance Purchase Contracts, the “Wells Fargo Finance Securities”), in each case in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Unit Guarantees”, and, together with the Debt Security Guarantees, the Warrant Guarantees and the Purchase Contract Guarantees, the “Guarantees” and the Guarantees, together with the Company Securities, the “Securities”).

Wells Fargo & Company

February 13, 2026

The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

Any Debt Securities are to be issued under the indenture filed as Exhibit 4(e) to the Registration Statement, dated as of January 22, 2026, entered into by the Company and Computershare Trust Company, N.A., as trustee (the “Indenture”).

Any Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Warrant Agreements”), to be entered into by the Company and warrant agents to be named by the Company.

Any Purchase Contracts are to be issued under one or more purchase contract agreements in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Purchase Contract Agreements”), to be entered into by the Company and purchase contract agents to be named by the Company.

Any Units are to be issued under one or more unit agreements in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Unit Agreements”), to be entered into by the Company and unit agents to be named by the Company.

Any Debt Security Guarantees are to be issued under the indenture filed as Exhibit 4(j) to the Registration Statement, dated as of January 22, 2026, entered into by Wells Fargo Finance, the Company and Computershare Trust Company, N.A., as trustee (the “Wells Fargo Finance Indenture”).

Any Warrant Guarantees are to be issued under one or more warrant agreements in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Wells Fargo Finance Warrant Agreements”), to be entered into by Wells Fargo Finance, the Company and the warrants agents to be named by Wells Fargo Finance.

Any Purchase Contract Guarantees are to be issued under one or more purchase contract agreements in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Wells Fargo Finance Purchase Contract Agreements”), to be entered into by Wells Fargo Finance, the Company and the purchase contract agents to be named by Wells Fargo Finance.

Any Unit Guarantees are to be issued under one or more unit agreements in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Wells Fargo Finance Unit Agreements”), to be entered into by Wells Fargo Finance, the Company and the unit agents to be named by Wells Fargo Finance.

The Indenture, each Warrant Agreement, each Purchase Contract Agreement, each Unit Agreement, the Wells Fargo Finance Indenture, each Wells Fargo Finance Warrant Agreement, each Wells Fargo Finance Purchase Contract Agreement and each Wells Fargo Finance Unit Agreement are sometimes referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities. For purposes of this opinion, we have reviewed originals, or copies certified or otherwise authenticated to our satisfaction, of the Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”), the By-Laws of the Company, as amended through the date hereof (the “By-Laws”), the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records, agreements, certificates and instruments, and have reviewed such authorities of law, as we have deemed necessary or appropriate as a basis for our opinions hereinafter set forth.

Based upon and subject to the foregoing, and to the other qualifications, assumptions, exceptions and limitations stated herein, we are of the opinion that:

1. With respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, authentication and delivery of such Debt Securities, (c) in the case of Debt Securities issuable upon conversion, exercise or settlement of another Security, the issuance of such Debt Securities upon conversion, exercise or settlement of such other Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings and (d) in the case of Master Global Securities, the trustee and/or a duly appointed agent has made, in accordance with the Indenture and the instructions of the Company, the appropriate entries or notations in its records identifying such Master Global Securities as supplemental obligations of the Company under the Indenture, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Wells Fargo & Company

February 13, 2026

2. With respect to any Warrants, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Warrant Agreement, (c) the due execution, countersignature and delivery of such Warrants and (d) the completion of all actions in respect of any Securities underlying such Warrants referred to in the applicable numbered paragraph(s) hereof, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. With respect to any Purchase Contracts, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Purchase Contract Agreement and (c) the completion of all actions in respect of any Securities subject to such Purchase Contracts referred to in the applicable numbered paragraph(s) hereof, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to any Units, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Unit Agreement, (c) if the Units are to be evidenced by certificates, the due execution, registration of issuance and delivery of unit certificates evidencing such Units in accordance with such Unit Agreement and (d) the completion of all actions in respect of any Securities constituting a component of such Units referred to in the applicable numbered paragraph(s) hereof, such Unit Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

5. With respect to any Debt Security Guarantee, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution, authentication and delivery of the related Wells Fargo Finance Debt Securities, (c) in the case of a Debt Security Guarantee of Wells Fargo Finance Debt Securities issuable upon exercise or settlement of another Wells Fargo Finance security, the issuance of such Wells Fargo Finance Debt Securities upon exercise or settlement of such other security in accordance with the terms of such other security or any instrument governing such other security providing for such exercise or settlement as approved by the corporate proceedings of Wells Fargo Finance and (d) in the case of any Debt Security Guarantee of Wells Fargo Finance Master Global Securities, the trustee and/or a duly appointed agent has made, in accordance with the Wells Fargo Finance Indenture and the instructions of Wells Fargo Finance, the appropriate entries or notations in its records identifying such Wells Fargo Finance Master Global Securities as supplemental obligations of Wells Fargo Finance under the Wells Fargo Finance Indenture, such Debt Security Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Wells Fargo Finance Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

6. With respect to any Warrant Guarantee, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Wells Fargo Finance Warrant Agreement, (c) the due execution, countersignature and delivery of the related Wells Fargo Finance Warrants and (d) the completion of all actions in respect of any Wells Fargo Finance Securities underlying such Wells Fargo Finance Warrants referred to in the applicable numbered paragraph(s) hereof, such Warrant Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

7. With respect to any Purchase Contract Guarantee, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Wells Fargo Finance Purchase Contract Agreement and (c) the completion of all actions in respect of any Wells Fargo Finance Securities subject to such Wells Fargo Finance Purchase Contracts referred to in the applicable numbered paragraph(s) hereof, such Purchase Contract Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

8. With respect to any Unit Guarantee, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Wells Fargo Finance Unit Agreement, (c) if the Wells Fargo Finance Units are to be evidenced by certificates, the due execution, registration of issuance and delivery of unit certificates evidencing such Wells Fargo Finance Units in accordance with such Wells Fargo Finance Unit Agreement, and (d) the completion of all actions in respect of any Wells Fargo Finance Securities constituting a component of such Wells Fargo Finance Units referred to in the applicable numbered paragraph(s) hereof, such Unit Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

The foregoing opinions as to the validity, binding effect and enforceability of provisions of such instruments and agreements are subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transactions, fraudulent conveyance, receivership or other laws of general application affecting creditors’ rights, (ii) general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms and (iv) governmental authority to limit, delay or prohibit the making of payments outside of the United States.

With respect to the foregoing opinions in paragraphs (5), (6), (7) and (8) above, we hereby advise you that (i) in the absence of an effective waiver or consent, a guarantor or other accommodation party may be discharged from its guaranty, accommodation security or other support to the extent the supported obligations are modified or other action or inaction by a creditor increases the scope of the accommodation party’s risk or otherwise detrimentally affects its interests (such as by impairing the value of collateral securing the supported obligations, negligently administering the supported obligations, or releasing the borrower or another guarantor or co-accommodation party of the supported obligations) and (ii) a guarantor or other accommodation party may have the right to revoke its guaranty, accommodation security or other support with respect to supported obligations incurred after the revocation, notwithstanding the absence of an express right of revocation in the documents providing for support.

Wells Fargo & Company

February 13, 2026

The foregoing opinions assume that (a) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company and such consideration shall be legally sufficient; (c) each party to any Governing Document other than the Company shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (d) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (e) at the time of the issuance, execution, authentication and delivery of the Securities, (1) the Corporate Proceedings related thereto will not have been modified or rescinded, (2) there will not have occurred any change in the law or in the Certificate of Incorporation or By-Laws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or any related Governing Documents, (3) neither the issuance and sale of such Securities nor the compliance by the Company with the terms of such Securities or the related Governing Documents will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company, and (4) any other securities issuable upon conversion, exercise or settlement, as applicable, of such Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such other securities); (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the Corporate Proceedings related thereto and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under such Governing Documents; (g) the terms of the Securities will be established in conformity with the related Governing Documents; (h) none of the particular terms of the Securities or Governing Documents hereafter established will violate, or be void or voidable under, any applicable law; (i) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company; (j) the Securities will be duly registered on the books of the transfer agent and/or registrar thereof in the name and on behalf of the holders thereof, as applicable; (k) in the case of any Security which relates to, or which guarantees a Wells Fargo Finance Security which relates to, a security of an entity affiliated or not affiliated with the Company, a basket of those securities, a currency, a commodity, an index, a basket of indices or other market measure (collectively, a “Market Measure”), such Security or Wells Fargo Finance Security will be settled in cash based on the value of such Market Measure and neither the Company nor Wells Fargo Finance will be required to register such Market Measure under the Securities Act in connection with the issuance of the related Security or Wells Fargo Finance Security, as applicable; and (l) a prospectus supplement and any other offering material describing each series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission.

As to factual matters material to this opinion letter, we have relied upon certificates of public officials as to the accuracy of all matters addressed therein and upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters set forth therein or provided thereby, in each case without independent verification thereof or other investigation. We have also assumed, without investigation, the following: (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of all signatures, including electronic signatures, appearing upon such public records, certifications, documents and proceedings, (c) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, and each such document that is a copy conforms to an authentic original, (d) the legal capacity of the natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

We express no opinion as to (i) whether a court would award a judgment in a currency other than United States dollars or as to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency the proceeds or amount of a court judgment in another currency, (ii) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any waivers of the right to jury trial, any provision restricting access to courts (including, without limitation, agreements to arbitrate disputes), any waivers of service of process requirements that would otherwise be applicable, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts, (iii) any provision waiving legal, statutory or equitable defenses or other procedural, judicial or substantive rights or (iv) any provision that authorizes one party to act as attorney-in-fact for another party.

The opinions herein expressed are rendered as of the date first written above and are limited to the specific issues addressed and to facts, documents and laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such facts, documents and laws, or in the interpretation thereof, which may occur after the date hereof.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of any other laws. We have assumed for the purposes of this opinion that New York law will be chosen to govern each Governing Document.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP

FAEGRE DRINKER BIDDLE & REATH LLP